Exhibit 10.3

                             STOCK OPTION AGREEMENT


GRANTED TO:       Michael L. Fulbright

DATE OF GRANT:    February 28, 1999

GRANTED PURSUANT TO:        JPS Textile Group, Inc. 1997 Incentive and
                            Capital Accumulation Plan

NUMBER OF UNDERLYING
SHARES OF COMMON
STOCK:                      500,000 Shares

EXERCISE PRICE:             $3.125 per share


      Stock Options as defined in the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan") are referred to herein as "an Option" or "the Options".

      1. This Stock Option Agreement (the "Agreement") is made and entered into as of February 28, 1999, between JPS Textile Group, Inc., a Delaware corporation (the "Company"), and Michael L. Fulbright ("Employee").

      2. Employee is granted an Option by the Compensation Committee of the Company's Board of Directors (the "Committee") to purchase an aggregate of 500,000 shares of Common Stock pursuant to the Plan. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

      3. Subject to Paragraphs 4 and 5 below, the Options shall be exercisable, on a cumulative basis, as follows:

            166,668 shares shall vest as of March 1, 1999 and 166,666 shares shall vest on each of March 1, 2000 and March 1, 2001.





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      4. Subject to Paragraph 5 below, the unexercised portion of the Option, unless sooner terminated, shall expire on the tenth anniversary of the Effective Date (the "Expiration Date") and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after such date.

      5. If prior to the Expiration Date, Employee's employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below, provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration
Date:

            (a) If the employment of Employee is terminated by reason of Employee's death either while in the employ of the Company or any subsidiary corporation, the Employee shall retain all Options that are vested as of the date of termination, which Options shall remain exercisable for twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent or distribution;

            (b) If the employment of Employee is terminated by the Company for reason of Employee's "permanent disability" (as defined below), the Employee shall retain all Options that are vested as of the date of termination, which Options shall remain exercisable for twelve (12) months after Employee became permanently disabled; provided, however, that if Employee dies within six months following such disability and Employee has not exercised the Option, the Option shall remain exercisable for an additional twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of Employee's estate or the person or persons to whom Employee's rights under the Option shall pass by will or the laws of descent or distribution;

            (c) If the employment of Employee is terminated by the Company other than for "Cause" (as defined below) or is terminated by the Employee for "Good Reason" (as defined below), the Option to the extent not theretofore exercised shall become fully vested and remain exercisable for twelve (12) months after the date of termination of employment; and

            (d) If the employment of Employee is terminated (i) by the Company for "Cause" or (ii) by the Employee for other than "Good Reason," the



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Option shall, to the extent not theretofore exercised, immediately become null and void.

            (e) Upon the occurrence of a "Change in Control" (as defined below), the Option shall fully vest and shall remain exercisable for twelve (12) months after the date of termination of employment upon a Change in Control.

            For purposes of this Agreement, the terms "permanent disability", "Cause" and "Good Reason" shall have the meanings ascribed to such terms in the Employee's employment agreement with the Company, dated February 28, 1999 as amended from time to time (the "Employment Agreement"), and the term "Change in Control" shall have the meaning ascribed to such term in the Employment Agreement.

      6. Employee may exercise the Option regardless of whether any other option that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Option for a fraction of a share or for less than 100 shares unless the number purchased is the remaining balance for which the Option is then exercisable.

      7. The Option's exercise price shall be paid by Employee on the date the Option is exercised, in full in cash or shares of Common Stock or by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price, in accordance with the provisions of Section 6(b) of the Plan.

      8. The Company may withhold from sums due or to become due to Employee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of shares pursuant to the Option, or may require Employee to reimburse the Company in such amount as a condition to the issuance of the Common Stock issuable upon such exercise.

      9. Employee shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

      10. Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the



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Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.

      11. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee's lifetime, only by Employee. Notwithstanding the foregoing, this Option may be transferred by Employee solely to Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons.

      12. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

      13. Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement with respect to the shares subject to the Option on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that Employee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

      14. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

      15. This Agreement is not a contract of employment and the terms of Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Without



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limiting Employee's rights under the Employment Agreement, nothing herein shall be construed to impose any obligation on the Company to continue Employee's employment, and it shall not impose any obligation on Employee's part to remain in the employ of the Company.

      16. Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock before or at the time of a termination of the employment of Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    JPS TEXTILE GROUP, INC.

                                    By: /s/ Robert J. Capozzi
                                        -------------------------------
                                        Robert J. Capozzi
                                        As Authorized Agent

ACCEPTED:

/s/ Michael L. Fulbright
-------------------------------
Michael L. Fulbright




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